UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 2, 2026

GRANITE CONSTRUCTION INCORPORATED
(Exact name of registrant as specified in its charter)

Delaware	1-12911	77-0239383
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

585 West Beach Street
Watsonville, California 95076
(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (831) 724-1011

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.01 par value	GVA	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01. Entry into a Material Definitive Agreement

Notes Offering

On June 2, 2026, Granite Construction Incorporated (the “Company”) closed its offering of $600.0 million aggregate principal amount of its 6.375% senior notes due 2034 (the “Notes”). The Notes were sold in a private offering to persons reasonably believed to be qualified institutional buyers pursuant to Rule 144A under the Securities Act of 1933 (the “Securities Act”) and to certain non-U.S. persons in transactions outside the United States pursuant to Regulation S under the Securities Act. The Notes have not been and will not be registered under the Securities Act or applicable state securities laws, and may not be offered or sold in the United States absent registration or an applicable exemption from the registration requirements of the Securities Act and applicable state securities laws.

The Company estimates that the net proceeds from the sale of the Notes were approximately $590.0 million, after deducting the initial purchasers’ discount and estimated offering expenses payable by the Company. The Company intends to use the net proceeds from the offering, together with cash on hand and any cash payments received from the financial institutions that are counterparties to the capped call transactions (the “2028 Capped Call Transactions”) related to the Company’s outstanding 3.75% Convertible Senior Notes due 2028 (the “2028 Notes”), to redeem all of the outstanding 2028 Notes and settle any conversions in connection therewith. The Company intends to use the remainder of the net proceeds from the offering, if applicable, to repay borrowings under its revolving credit facility and for general corporate purposes.

Indenture

The Notes were issued pursuant to an indenture, dated as of June 2, 2026 (the “Indenture”), between the Company, the Guarantors (as defined below) and U.S. Bank Trust Company, National Association (the “Trustee”). The Indenture and the Notes provide, among other things, that the Notes are the senior unsecured obligations of the Company and are guaranteed on a senior unsecured basis by each of the Company’s existing and future domestic subsidiaries that is a borrower or guarantor under the Company’s Fifth Amended and Restated Credit Agreement (the “Credit Facility”), subject to certain exceptions. The Notes bear interest at a rate of 6.375% per year and are payable semiannually in arrears on June 15 and December 15 of each year, beginning on December 15, 2026.

The Notes will mature on June 15, 2034, unless earlier redeemed or repurchased. The Company may redeem all or part of the Notes at any time on or after June 15, 2029 at the prices set forth in the Indenture plus accrued and unpaid interest up to, but not including, the redemption date. At any time prior to June 15, 2029, the Company may also redeem up to 40% of the Notes using the net proceeds of certain equity offerings, at a redemption price equal to 106.375% of the principal amount of the Notes to be redeemed, plus accrued and unpaid interest, if any, to, but excluding, the redemption date; provided, that at least 50% of the original aggregate principal amount of the Notes issued under the Indenture must remain outstanding after each such redemption. At any time prior to June 15, 2029, the Company may redeem some or all of the Notes at a redemption price equal to 100% of the principal amount of the Notes to be redeemed, plus accrued and unpaid interest to, but excluding, the applicable redemption date, plus a “make-whole” premium. Upon a change of control or upon the sale of certain assets, the Company may be required to offer to purchase the Notes at the prices and in the amounts set forth in the Indenture.

The Indenture contains customary terms and covenants, including limitations on the incurrence of additional indebtedness, the making of restricted payments, the creation of liens, the transfer or sale of assets, the creation of restrictions on the payment of dividends to the Company by the Guarantors, mergers or consolidations and affiliate transactions and provides that upon certain events of default occurring and continuing, either the Trustee or the holders of at least 30% in aggregate principal amount of the Notes then outstanding may declare the entire principal amount of the Notes, and the interest accrued on such Notes, to be immediately due and payable.

The Company has various relationships with the initial purchasers. Certain of the initial purchasers and their affiliates have engaged, and may in the future engage, in investment banking, commercial banking and other financial advisory and commercial dealings with the Company and its affiliates. In addition, certain of the initial purchasers or their respective affiliates are agents or lenders under the Credit Facility and certain of the initial purchasers are counterparties to the 2028 Capped Call Transactions. Certain initial purchasers or their affiliates may also hold a portion of the 2028 Notes. As a result of the contemplated use of proceeds from the offering of the Notes, these agents and lenders, or their respective affiliates, have received, and may in the future receive, a portion of the net proceeds and customary fees and expenses for those services.

The foregoing description of the Indenture and the Notes is a summary only and is qualified in its entirety by reference to the Indenture and form of Note attached as Exhibits 4.1 and 4.2, respectively, to this Current Report on Form 8-K and incorporated herein by reference.

Item 2.03. Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth under Item 1.01 of this Current Report on Form 8-K with respect to the Notes Offering and the Indenture is incorporated herein by reference.

Item 7.01. Regulation FD Disclosure.

On May 19, 2026 (the “Call Notice Date”), the Company announced that it called the outstanding $273.7 million aggregate principal amount of its 2028 Notes for redemption on August 10, 2026, and elected to settle conversions on or after the Call Notice Date and through the close of business on August 6, 2026 by paying cash up to $2,617.40 per $1,000 principal amount of the 2028 Notes to be converted (which, on an as-converted basis, corresponds to approximately $120.00 per share of its common stock) and delivering shares of the Company’s common stock, par value $0.01 per share, in respect of the remainder, if any, of the conversion obligation in excess thereof (the “Conversion Election”). The Company made this Conversion Election to limit dilution to its stockholders in connection with settling conversions of the 2028 Notes.

The Conversion Election, which primarily uses cash to settle conversions, is expected to cause the conversion option derivative embedded in the 2028 Notes to be accounted for as a bifurcated feature under Accounting Standards Codification Topic 815, Derivatives and Hedging (“ASC 815”). Previously, this feature qualified for the own-equity scope exception under ASC 815.  However, as of the Call Notice Date, the feature is expected to no longer qualify for this exception and, as a result, will require bifurcation at fair value as of the Call Notice Date, as of June 30, 2026 and through the settlement date.

Because the Company’s stock price appreciated 253% from the date of issuance of the 2028 Notes through the Call Notice Date, the fair value of the derivative liability that is expected to be recorded on the consolidated balance sheet as of the Call Notice Date is estimated to be approximately $500 million (“Estimated Derivative Liability”). This amount will be remeasured at June 30, 2026 and through the settlement date, with the value of the Estimated Derivative Liability expected to be recognized as charges in our consolidated statement of operations through the period of settlement.

The Company expects to exclude the impacts associated with the redemption and related conversion settlements of the 2028 Notes and any related tax effects from its non-GAAP financial measures, including adjusted EBITDA and adjusted net income attributable to Granite. This expected accounting treatment does not change the Company’s 2026 adjusted EBITDA margin guidance.  Additionally, these expected accounting impacts do not represent incremental cash obligations beyond the cash settlement amounts already contemplated by the Conversion Election.

The preliminary accounting determinations and estimates set forth herein are based on a number of assumptions and are subject to completion, including the completion of customary financial statement closing and review procedures for the three month periods ending June 30, 2026 and September 30, 2026. As a result, the preliminary accounting determinations and estimates set forth herein reflect the Company’s preliminary determinations and estimates with respect to such information, based on information currently available to management, may require additional adjustments, and may vary materially from the Company’s actual financial results as of and for the three month periods ending June 30, 2026 and September 30, 2026.

Forward-Looking Statements

Any statements contained in this Current Report on Form 8-K that are not based on historical facts, including statements about the net proceeds, the intended use of proceeds and the preliminary accounting determinations and estimates and that the Company expects to exclude the impacts associated with the redemption and related conversion settlements of the 2028 Notes and any related tax effects from its non-GAAP financial measures constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements are identified by words such as “expects,” “estimates,” “intends,” “plans,” “potential,” “may,” “will,” “could,” “would” and the negatives thereof or other comparable terminology or by the context in which they are made. These forward-looking statements are based on management’s current beliefs, assumptions and estimates. These expectations may or may not be realized. Some of these expectations may be based on beliefs, assumptions or estimates that may prove to be incorrect. In addition, the Company’s business and operations involve numerous risks and uncertainties, many of which are beyond the Company’s control, which could result in the Company’s expectations not being realized or otherwise materially affect the Company’s business, financial condition, results of operations, cash flows and liquidity. Such risks and uncertainties include, but are not limited to, the effects of the redemption and conversions of the outstanding 2028 Notes, the settlement of any conversions in connection therewith, the unwind and termination of the 2028 Capped Call Transactions, the Company's financial closing and review procedures, final adjustments and other developments that may arise between the date of this Current Report on Form 8-K and when second and third quarter 2026 financial results are finalized and those described in greater detail in the Company’s filings with the Securities and Exchange Commission, particularly those described in the Company’s Annual Report on Form 10-K and Quarterly Reports on Form 10-Q.

Due to the inherent risks and uncertainties associated with the Company’s forward-looking statements, the reader is cautioned not to place undue reliance on them. The reader is also cautioned that the forward-looking statements contained herein speak only as of the date of this Current Report on Form 8-K and, except as required by law, the Company undertakes no obligation to revise or update any forward-looking statements for any reason.

Item 9.01. Financial Statements and Exhibits.

Exhibit Number	Description

4.1
Indenture (including Form of Note) with respect to Granite Construction Incorporated’s 6.375% Senior Notes due 2034, dated June 2, 2026, by and between Granite Construction Incorporated, the Guarantors and U.S. Bank Trust Company, National Association, as trustee

4.2	Form of 6.375% Senior Notes due 2034 (included in Exhibit 4.1)

104	Cover Page Interactive Data File (formatted as Inline XBRL)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GRANITE CONSTRUCTION INCORPORATED

Date: June 2, 2026	By:	/s/ Staci M. Woolsey
Staci M. Woolsey
Executive Vice President, Chief Financial Officer